EXHIBITS 5 and 23.3
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                      [Mays & Valentine, L.L.P. Letterhead]


                                October 20, 1999



Board of Directors
C&F Financial Corporation
Eighth & Main Streets
West Point, Virginia  23181

    C&F Financial Corporation 1999 Regional Director Stock Compensation Plan
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Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by C&F Financial Corporation, a Virginia corporation ("C&F"), with respect to the C&F Financial Corporation 1999 Regional Director Stock Compensation Plan (the "Plan"). As counsel to C&F, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by C&F on or about October 20, 1999, with the Securities and Exchange Commission to effect the registration of 25,000 shares of common stock of C&F under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

         In this regard, we have examined the Articles of Incorporation and Bylaws of C&F, records of proceedings of the Board of Directors of C&F, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of C&F and other sources believed by us to be reliable.

         Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Mays & Valentine, L.L.P.